UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2022

Karyopharm Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36167	26-3931704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Wells Avenue, 2nd Floor Newton, Massachusetts	02459
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 658-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	KPTI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dr. Kauffman’s Transition Agreement

On March 28, 2022, Karyopharm Therapeutics Inc. (the “Company”) entered into a Transition Agreement with Michael G. Kauffman, M.D. Ph.D. (the “Kauffman Agreement”), which provides for Dr. Kauffman’s separation from employment as Senior Clinical Advisor on May 31, 2022 (the “Separation Date”). Pursuant to the Kauffman Agreement, during the time between March 28, 2022 and the Separation Date (the “Transition Period”), Dr. Kauffman will continue to receive his current base salary (at an annualized rate of $388,125). As of the Separation Date, unless Dr. Kauffman resigns without Good Reason or the Company terminates his employment for Cause (each as defined in his April 28, 2021 Amended and Restated Employment Agreement), in each case prior to the Separation Date, Dr. Kauffman will be entitled to receive the following severance benefits: (i) severance pay in the form of salary continuation at the rate of $646,875 per annum for 18 months (the “Severance Period”); (ii) if Dr. Kauffman elects to continue his and his eligible dependents’ participation in the Company’s medical and dental benefit plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”), the Company will pay the premiums to continue such coverage for the lesser of (1) the Severance Period and (2) the end of the calendar month in which Dr. Kauffman becomes eligible to receive group health plan coverage under another employee benefit plan; (iii) a prorated annual performance bonus for 2022, based on a target bonus of 50% of Dr. Kauffman’s base salary of $388,125; and (iv) accelerated vesting of any of the unvested portions of certain of Dr. Kauffman’s equity awards as of the Separation Date and, if such awards are stock options, they will remain exercisable until the earlier of March 1, 2025 and the expiration date of such stock option. Dr. Kauffman’s receipt of the severance benefits discussed in this paragraph is subject to Dr. Kauffman’s timely execution and non-revocation of a separation and release of claims agreement as described in the Kauffman Agreement.

In addition, as set forth in the Kauffman Agreement, Dr. Kauffman waived any right to be nominated to serve as a member of the Company’s Board of Directors (the “Board”).

The foregoing description of the Kauffman Agreement is qualified in its entirety by the full text of the Kauffman Agreement, a copy of which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Dr. Shacham’s Transition Agreement

On March 28, 2022, the Company entered into a Transition Agreement with Sharon Shacham, Ph.D., M.B.A. (the “Shacham Agreement”), which provides for Dr. Shacham’s separation from employment as Chief Scientific Officer on the Separation Date. Pursuant to the Shacham Agreement, during the Transition Period, Dr. Shacham will continue to receive her current base salary (at an annualized rate of $519,901). As of the Separation Date, unless Dr. Shacham resigns without Good Reason or the Company terminates her employment for Cause (each as defined in her April 28, 2021 Amended and Restated Employment Agreement), in each case prior to the Separation Date, Dr. Shacham will be entitled to receive the following severance benefits: (i) severance pay in the form of salary continuation at the rate of $519,901 per annum for the Severance Period; (ii) if Dr. Shacham elects to continue her and her eligible dependents’ participation in the Company’s medical and dental benefit plans pursuant to COBRA, the Company will pay the premiums to continue such coverage for the lesser of (1) the Severance Period and (2) the end of the calendar month in which Dr. Shacham becomes eligible to receive group health plan coverage under another employee benefit plan; (iii) a prorated annual performance bonus for 2022, based on a target bonus of 50% of Dr. Shacham’s base salary of $519,901; and (iv) accelerated vesting of any unvested portions of certain of Dr. Shacham’s equity awards as of the Separation Date and, if such awards are stock options, they will remain exercisable until the earlier of March 1, 2025 and the expiration date of such stock option. Dr. Shacham’s receipt of the severance benefits discussed in this paragraph is subject to Dr. Shacham’s timely execution and non-revocation of a separation and release of claims agreement as described in the Shacham Agreement.

Further, the Shacham Agreement confirms that she will receive (i) a stock option to purchase 90,000 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), with an exercise price equal to the greater of $10.33 (which was the closing price per share on February 28, 2022) and the closing price of a share of Common Stock on the Nasdaq Global Select Market on the grant date, and (ii) 60,000 restricted stock units (“RSUs”). The stock option will vest as to 25% of the shares underlying the stock option on February 28, 2023 and then monthly thereafter until the fourth anniversary of the grant date. 25% of the total number of RSUs shall vest on each of the four (4) consecutive anniversaries of February 28, 2022. These equity awards shall be subject to the terms and conditions set forth in an Incentive Stock Option Agreement, Nonqualified Stock Option Agreement, or Restricted Stock Unit Agreement, as applicable.

In addition, as set forth in the Shacham Agreement, Dr. Shacham ceased to serve as an observer to the Board, effectively immediately, and waived all rights and privileges in connection with such role.

The Shacham Agreement also provides that Dr. Shacham will enter into a consulting agreement with the Company to provide certain advisory and other consulting services to the Company from the Separation Date until May 31, 2023 unless earlier terminated by mutual consent or in accordance with its terms (the “Consulting Agreement”). The Company will pay Dr. Shacham an hourly consulting fee per hour for her services under the Consulting Agreement for up to five hours per week. In addition, Dr. Shacham’s outstanding unvested equity awards will continue to vest, according to their terms, for so long as she provides services to the Company pursuant to the Consulting Agreement.

The foregoing description of the Shacham Agreement and the Consulting Agreement is qualified in its entirety by the full text of the agreements, copies of which are filed hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Transition Agreement, dated March 28, 2022, between the Company and Michael G. Kauffman

10.2	Transition Agreement, dated March 28, 2022, between the Company and Sharon Shacham

10.4	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARYOPHARM THERAPEUTICS INC.

Date: March 29, 2022	By:	/s/ Michael Mano
Michael Mano
Senior Vice President, General Counsel and Secretary